Exhibit 99.1
ALLEGHANY CORPORATION
7 Times Square Tower, 17th Floor
New York NY 10036
Contact: C.K. Dalrymple
(212) 752-1356
FOR IMMEDIATE RELEASE
ALLEGHANY CORPORATION REPORTS 2011 SECOND QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 4.8 PERCENT SINCE 2010 YEAR END
     NEW YORK, NY, August 4, 2011 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at June 30, 2011 was $340.97, an increase of 4.8% from stockholders’ equity per common share of $325.31 at December 31, 2010 (all as adjusted for the stock dividend declared in February 2011), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany’s 2011 second quarter net earnings were $15.1 million, or $1.69 per common share (presented on a basic basis throughout), compared with net earnings of $66.3 million, or $7.26 per common share, in the second quarter of 2010. For the first six months of 2011, net earnings were $86.4 million, or $9.69 per common share, compared with net earnings of $124.4 million, or $13.58 per common share, in the first six months of 2010. Consolidated cash and invested assets were approximately $4.98 billion at June 30, 2011, compared with $4.88 billion at December 31, 2010.
     Commenting on Alleghany’s results, Mr. Hicks stated that “Alleghany produced disappointing results in the 2011 second quarter reflecting the impact of catastrophe losses from severe weather at our RSUI subsidiary, adverse reserve development at our Pacific Comp and CATA subsidiaries and negative returns on our equity portfolio. In the 2011 second quarter, Pacific Comp increased prior accident year reserves by $15.0 million and CATA increased prior accident year reserves by a net $2.7 million, with such increases partially offset by a $12.1 million release of prior accident year reserves at RSUI. Despite the impact of these items,

Alleghany still grew stockholders’ equity per common share by 4.8% in the first half of 2011. We continue to see a competitive property and casualty insurance market. However, renewal price changes in many lines are no longer negative, and we are cautiously optimistic about the prospect for improvements in catastrophe-exposed property insurance and workers’ compensation pricing.”
     “With respect to our investment performance, the total return on our investments on a consolidated basis, excluding other invested assets consisting primarily of our Homesite and ORX investments, was 0.3% in the second quarter and 4.5% in the first six months of 2011. The total return on our fixed income portfolio was 2.4% in the second quarter and 3.2% in the first six months of 2011. The total return on our equity portfolio was a negative 3.6% in the second quarter and 6.5% in the first six months of 2011, compared with the S&P 500’s total return of 0.1% for the second quarter and 6.0% for the first six months of 2011.”
     Net earnings amounts include the following components:

	Three Months ended June 30,				Six Months ended June 30,
	Amount		Per Share		Amount		Per Share
(in millions, except per share amounts)	2011	2010	2011	2010	2011	2010	2011	2010
Net catastrophe (losses) after tax	$(16.1)	$(13.1)	$(1.80)	$(1.44)	$(18.0)	$(12.9)	$(2.01)	$(1.41)
Net realized capital gains after tax	$4.2	$21.7	$0.47	$2.37	$26.8	$38.8	$3.00	$4.24
Other than temporary impairment (losses) after tax	—	$(3.7)	—	$(0.40)	—	$(4.4)	—	$(0.48)

     A summary of Alleghany’s pre-tax results for the three and six months ended June 30, 2011 and 2010 is as follows:

	Three Months ended			Six Months ended
	June 30,			June 30,
(in millions)	2011	2010	Change	2011	2010	Change

AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$19.5	$43.8	$(24.3)	$68.5	$80.6	$(12.1)
CATA	(1.7)	2.7	(4.4)	(1.0)	3.0	(4.0)
PCC	(20.6)	(5.5)	(15.1)	(26.9)	(10.9)	(16.0)

	(2.8)	41.0	(43.8)	40.6	72.7	(32.1)
Net investment income	31.0	33.0	(2.0)	61.2	66.3	(5.1)
Net realized capital gains	6.5	32.7	(26.2)	41.2	55.5	(14.3)
Other than temporary impairment losses (3)	—	(5.7)	5.7	—	(6.8)	6.8
Other income, less other expenses	(7.2)	(7.5)	0.3	(16.9)	(15.9)	(1.0)

Total AIHL insurance group	$27.5	$93.5	$(66.0)	$126.1	$171.8	$(45.7)

Corporate activities (4)
Net investment income	(2.4)	(0.3)	(2.1)	(1.0)	(2.2)	1.2
Net realized capital gains	—	0.6	(0.6)	—	4.3	(4.3)
Other than temporary impairment losses	—	—	—	—	—	—
Other income	0.1	1.3	(1.2)	0.8	1.3	(0.5)
Corporate administration and other expenses	6.4	6.8	0.4	13.2	12.5	(0.7)
Interest expense	4.3	0.1	(4.2)	8.7	0.1	(8.6)

Total Corporate activities	(13.0)	(5.3)	(7.7)	(22.1)	(9.2)	(12.9)

Total	$14.5	$88.2	($73.7)	$104.0	$162.6	$(58.6)

Income taxes	(0.6)	21.9	22.5	17.6	38.2	20.6

Net earnings	$15.1	$66.3	$(51.2)	$86.4	$124.4	$(38.0)

(1)	Alleghany Insurance Holdings LLC (“AIHL”), the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Pacific Compensation Corporation (“PCC”), as well as AIHL Re LLC.

(2)	Represents net premiums earned less loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income or other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Reflects impairment charges for unrealized losses related to the investment portfolio that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated (“Homesite”) and ORX Exploration, Inc. (“ORX”), and Corporate activities at the parent level.
     Results for the second quarter of 2011, compared with the corresponding 2010 period, primarily reflect a decrease in pre-tax net earnings at AIHL and higher pre-tax net losses at Corporate activities. The decrease in AIHL’s 2011 second quarter pre-tax earnings primarily reflects an underwriting loss at AIHL compared with an underwriting profit in the 2010 second quarter and a decrease in net realized capital gains. The underwriting loss at AIHL is primarily the result of an increase in loss and loss adjustment expenses at RSUI and PCC. The increase in RSUI’s loss and loss adjustment expenses in the 2011 second quarter primarily reflects the impact of higher catastrophe losses, and a $12.1 million release of prior year reserves during the period, compared with a $21.3 million release of prior year reserves during the corresponding 2010 period. The increase in loss and loss adjustment expenses at PCC primarily reflects the impact of a $15.0 million increase in prior year reserves during the 2011 second quarter, compared with no increase during the corresponding 2010 period. Results at Corporate activities in the 2011 second quarter primarily reflect higher interest expenses and lower net investment income. The higher interest expenses primarily reflect Alleghany’s issuance in the 2010 third quarter of senior long-term debt while the decrease in net investment income is due primarily to an increase in Alleghany’s equity share of losses related to Alleghany’s investment in Homesite.
     Results for the first six months of 2011, compared with the corresponding 2010 period, primarily reflect a decrease in pre-tax net earnings at AIHL and higher pre-tax net losses at Corporate activities. The decrease in AIHL’s pre-tax earnings in the first six months of 2011 primarily reflects lower underwriting profits at AIHL compared with the corresponding 2010 period and a decrease in net realized capital gains. The lower underwriting profit at AIHL is primarily the result of an increase in loss and loss adjustment expenses substantially resulting from the impact of a $15.0 million increase in prior year reserves at PCC during the first six months of 2011, compared with no increase during the corresponding 2010 period. Results at Corporate activities in the first six months of 2011 primarily reflect higher interest expenses substantially due to Alleghany’s issuance in the 2010 third quarter of senior long-term debt.
     Information regarding the pre-tax results of AIHL’s operating units is attached as Exhibit A. During the first six months of 2011, Alleghany repurchased in the open market an aggregate of 66,341 shares of its common stock for approximately $21.3 million, at an average price per share of $320.72 (such share and average price amounts are not adjusted for the stock dividend declared in February 2011), pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common stock. As of August 2, 2011, Alleghany had 8,862,012 shares of its common stock outstanding, adjusted to reflect the stock dividend declared in February 2011.
     Additional information regarding Alleghany’s 2011 results for the second quarter and first six months of 2011, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about August 4, 2011. The Form 10-Q will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.
Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     Alleghany shows earnings before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains, other-than-temporary impairment losses and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings before income taxes may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #

Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by AIHL’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of AIHL’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to AIHL’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes, including the new federal financial regulatory reform of the insurance industry established by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts; and

•	increases in the levels of risk retention by AIHL’s insurance operating units.
     Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on Alleghany’s behalf.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 6/30/11			THREE MONTHS ENDED 6/30/10
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED

Revenues
Net premiums earned	$183,878	$0	$183,878	$188,809	$0	$188,809
Net investment income	30,990	(2,445)	28,545	32,957	(263)	32,694
Net realized capital gains	6,490	0	6,490	32,749	559	33,308
Other than temporary impairment losses	0	0	0	(5,703)	0	(5,703)
Other income	166	82	248	150	1,351	1,501

Total revenues	$221,524	($2,363)	$219,161	$248,962	$1,647	$250,609

Costs and expenses
Loss and loss adjustment expenses	122,619	0	122,619	83,027	0	83,027
Commissions, brokerage and other underwriting expenses	64,132	0	64,132	64,773	0	64,773
Other operating expenses	7,333	1,340	8,673	7,553	529	8,082
Corporate administration	12	4,990	5,002	12	6,312	6,324
Interest expense	(54)	4,322	4,268	145	71	216

Total costs and expenses	$194,042	$10,652	$204,694	$155,510	$6,912	$162,422

Earnings (loss) before income taxes	$27,482	($13,015)	$14,467	$93,452	($5,265)	$88,187

Income taxes			(615)			21,916

Net earnings			$15,082			$66,271

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	SIX MONTHS ENDED 6/30/11			SIX MONTHS ENDED 6/30/10
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$364,858	$0	$364,858	$383,509	$0	$383,509
Net investment income	61,178	(1,054)	60,124	66,338	(2,215)	64,123
Net realized capital gains	41,182	0	41,182	55,444	4,331	59,775
Other than temporary impairment losses	0	0	0	(6,780)	0	(6,780)
Other income	297	836	1,133	287	1,347	1,634

Total revenues	$467,515	($218)	$467,297	$498,798	$3,463	$502,261

Costs and expenses
Loss and loss adjustment expenses	193,641	0	193,641	179,654	0	179,654
Commissions, brokerage and other underwriting expenses	130,660	0	130,660	131,129	0	131,129
Other operating expenses	17,113	1,806	18,919	15,911	1,022	16,933
Corporate administration	23	11,358	11,381	24	11,534	11,558
Interest expense	24	8,696	8,720	294	141	435

Total costs and expenses	$341,461	$21,860	$363,321	$327,012	$12,697	$339,709

Earnings (loss) before income taxes	$126,054	($22,078)	$103,976	$171,786	($9,234)	$162,552

Income taxes			17,554			38,112

Net earnings			$86,422			$124,440

ALLEGHANY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share amounts)

	June 30,	December 31,
	2011	2010
Assets
Investments
Available for sale securities at fair value:
Equity securities (cost: 2011 $1,406,542; 2010 $1,310,009)	$1,642,108	$1,500,686
Debt securities (amortized cost: 2011 $2,706,761; 2010 $2,778,117)	2,795,231	2,832,411
Short-term investments	262,445	264,811

	4,699,784	4,597,908
Other invested assets	198,878	207,294

Total investments	4,898,662	4,805,202

Cash	85,484	76,741
Premium balances receivable	195,985	128,075
Reinsurance recoverables	872,589	873,295
Ceded unearned premium reserves	162,773	144,065
Deferred acquisition costs	72,125	67,692
Property and equipment at cost, net of accumulated depreciation and amortization	20,269	19,504
Goodwill and other intangibles, net of amortization	140,635	142,312
Current taxes receivable	12,529	0
Net deferred tax assets	37,196	77,147
Other assets	117,620	97,666

	$6,615,867	$6,431,699

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$2,324,386	$2,328,742
Unearned premiums	588,848	523,927
Senior Notes	298,979	298,923
Reinsurance payable	67,241	41,500
Current taxes payable	0	3,220
Other liabilities	306,964	326,519

Total liabilities	3,586,418	3,522,831

Common stock (shares authorized: 2011 and 2010 — 22,000,000; issued and outstanding: 2011 — 9,117,787; 2010 — 9,300,448)	9,117	9,118
Contributed capital	937,057	928,816
Accumulated other comprehensive income	218,149	170,262
Treasury stock, at cost (2011 — 232,914 shares; 2010 — 351,532 shares)	(68,271)	(99,686)
Retained earnings	1,933,397	1,900,358

Total stockholders’ equity	3,029,449	2,908,868

	$6,615,867	$6,431,699

Exhibit A
AIHL Operating Unit Pre-Tax Results

	Three months ended June 30, 2011				Six months ended June 30, 2011
(in millions, except ratios)	RSUI	CATA	PCC	AIHL	RSUI	CATA	PCC	AIHL
Gross premiums written	$320.7	$38.6	$0.7	$360.0	$532.9	$76.2	$1.1	$610.2
Net premiums written	206.6	36.2	1.8	244.6	337.4	71.6	2.2	411.2
Net premiums earned (1)	$144.4	$37.9	$1.6	$183.9	$286.0	$77.1	$1.7	$364.8
Loss and loss adjustment expenses	84.0	22.5	16.1	122.6	135.2	41.6	16.8	193.6
Commissions, brokerage and other underwriting expenses (2)	40.9	17.1	6.1	64.1	82.3	36.5	11.8	130.6

Underwriting profit (loss) (3)	$19.5	$(1.7)	$(20.6)	$(2.8)	$68.5	$(1.0)	$(26.9)	$40.6

Net investment income (1)				31.0				61.2
Net realized capital gains (1)				6.5				41.2
Other than temporary impairment losses (1)				—				—
Other income (1)				0.1				0.3
Other expenses (2)				7.3				17.2

Earnings before income taxes				$27.5				$126.1

Loss ratio (4)	58.2%	59.5%	1006.1%	66.7%	47.3%	53.9%	992.3%	53.1%
Expense ratio (5)	28.3%	45.1%	386.6%	34.9%	28.8%	47.4%	697.2%	35.8%

Combined ratio (6)	86.5%	104.6%	1392.7%	101.6%	76.1%	101.3%	1689.5%	88.9%

	Three months ended June 30, 2010				Six months ended June 30, 2010
(in millions, except ratios)	RSUI	CATA	PCC	AIHL	RSUI	CATA	PCC	AIHL
Gross premiums written	$300.6	$47.0	$(0.6)	$347.0	$522.6	$87.5	$1.9	$612.0
Net premiums written	185.1	44.3	(0.6)	228.8	315.5	82.5	1.8	399.8
Net premiums earned (1)	$146.3	$41.5	$1.0	$188.8	$296.6	$82.1	$4.9	$383.6
Loss and loss adjustment expenses	62.3	19.6	1.1	83.0	135.2	40.6	4.0	179.8
Commissions, brokerage and other underwriting expenses (2)	40.2	19.2	5.4	64.8	80.8	38.5	11.8	131.1

Underwriting profit (loss) (3)	$43.8	$2.7	$(5.5)	$41.0	$80.6	$3.0	$(10.9)	$72.7

Net investment income (1)				33.0				66.3
Net realized capital gains (1)				32.7				55.5
Other than temporary impairment losses (1)				(5.7)				(6.8)
Other income (1)				0.2				0.3
Other expenses (2)				7.7				16.2

Earnings before income taxes				$93.5				$171.8

Loss ratio (4)	42.6%	47.2%	110.8%	44.0%	45.6%	49.4%	82.1%	46.8%
Expense ratio (5)	27.4%	46.3%	518.7%	34.3%	27.3%	47.0%	241.7%	34.2%

Combined ratio (6)	70.0%	93.5%	629.5%	78.3%	72.9%	96.4%	323.8%	81.0%

(1)	Represent components of total revenues.

(2)	Commissions, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses. Underwriting profit does not replace net earnings determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net earnings attributable to their underwriting performance. With the addition of net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Commissions, brokerage and other underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and commissions, brokerage and other underwriting expenses.

A-1